Exhibit 10.4

GSS AGREEMENT – CONTRACT #300161

With Dominion Transmission, Inc.

Effective April 1, 2004 thru April 1, 2014

AGREEMENT ID	GSS CONTRACT NO.
531	300161

SERVICE AGREEMENT
APPLICABLE TO THE STORAGE OF NATURAL GAS
UNDER RATE SCHEDULE GSS

     AGREEMENT made as of this 26 day of November, 2003, by and between DOMINION TRANSMISSION, INC., a Delaware corporation, hereinafter called “Pipeline,” and WASHINGTON GAS LIGHT COMPANY, a District of Columbia and Virginia corporation, hereinafter called “Customer.”

     WHEREAS, by Order issued by the Federal Energy Regulatory Commission (“FERC”) on September 11, 2003 in Docket Nos. CP03-41-000 and CP03-43-000, Pipeline was issued a certificate of public convenience and necessity pursuant to Section 7 of the Natural Gas Act and Part 157 of the Commission’s Regulations authorizing Pipeline to construct, own, and operate facilities providing a total of 223,000 Dekatherms (Dt) per day of firm transportation service and a total of 5.6 Bcf of firm storage capacity (the “Mid-Atlantic Project”);

     WHEREAS, Pipeline has accepted the certificate issued by the FERC in Docket Nos. CP03-41-000 and CP03-43-000;

     WHEREAS, Customer has requested that Pipeline store natural gas for it as part of the Mid-Atlantic Project; and

     WHEREAS, Pipeline is willing to provide storage service for Customer as part of the Mid-Atlantic Project commencing on April 1, 2004, or as soon as any additional necessary rights and regulatory approvals are received and accepted by Pipeline and as the necessary facilities are constructed and ready for service.

     WITNESSETH: That, in consideration of the mutual covenants herein contained, the parties hereto agree that Pipeline will store natural gas for Customer during the term, at the rates and on the terms and conditions hereinafter provided and, with respect to gas delivered by each of the parties to the other, under and subject to Pipeline’s Rate Schedule GSS and all of the General Terms and Conditions contained in Pipeline’s FERC Gas Tariff and any revisions thereof that may be made effective hereafter:

ARTICLE I
Quantities

     During the term of this Agreement, Customer agrees to deliver to Pipeline and Pipeline agrees to receive for storage in Pipeline’s underground storage properties, and Pipeline agrees to inject or cause to be injected into storage for Customer’s account, store, withdraw from storage, and deliver to Customer and

GSS CONTRACT NO.
300161

Customer agrees to receive, quantities of natural gas as set forth on Exhibit A, attached hereto.

ARTICLE II
Rate

     A. For storage service rendered by Pipeline to Customer hereunder, Customer shall pay Pipeline the maximum rates and charges provided under Rate Schedule GSS contained in Pipeline’s effective FERC Gas Tariff or any effective superseding rate schedule.

     B. Pipeline shall have the right to propose, file and make effective with the FERC or any other body having jurisdiction, revisions to any applicable rate schedule, or to propose, file, and make effective superseding rate schedules for the purpose of changing the rate, charges, and other provisions thereof effective as to Customer; provided, however, that (i) Section 2 of Rate Schedule GSS “Applicability and Character of Service,” (ii) term, (iii) quantities, and (iv) points of receipt and points of delivery shall not be subject to unilateral change under this Article. Said rate schedule or superseding rate schedule and any revisions thereof which shall be filed and made effective shall apply to and become a part of this Service Agreement. The filing of such changes and revisions to any applicable rate schedule shall be without prejudice to the right of Customer to contest or oppose such filing and its effectiveness.

     C. The Storage Demand Charge and the Storage Capacity Charge provided in the aforesaid rate schedule shall commence on the first of the month during which Pipeline is prepared to accept injections under this Storage Service Agreement, which date shall be no earlier than April 1, 2004.

ARTICLE III
Term of Agreement

     Subject to all the terms and conditions herein, this Agreement shall be effective ten days after Pipeline notifies Customer that it is prepared to accept injections under this Storage Service Agreement, which date shall be no earlier than April 1, 2004, for purposes of Pipeline’s receipt of injections into storage and the payment of rates pursuant to Rate Schedule GSS and November 1, 2004, for purposes of Pipeline’s deliveries of gas from storage. Service under this Service Agreement shall continue in effect for a primary term of ten years and from year to year thereafter, until either party terminates this Agreement at or after the end of the primary term by giving written notice to the other at least twenty-four months prior to the start of an annual term.

GSS CONTRACT NO.
300161

ARTICLE IV
Points of Receipt and Delivery

     The Points of Receipt for Customer’s tender of storage injection quantities, and the Point(s) of Delivery for withdrawals from storage shall be specified on Exhibit A, attached hereto.

ARTICLE V
Regulatory Approval

     Performance under this Agreement by Pipeline and Customer shall be contingent upon Pipeline and Customer receiving all necessary regulatory or other governmental approvals upon terms satisfactory to each. Should Pipeline and Customer be denied such approvals to provide the service contemplated herein to construct and operate any necessary facilities therefor upon the terms and conditions requested in the application therefor, then Pipeline’s and Customer’s obligations hereunder shall terminate.

ARTICLE VI
Incorporation By Reference of Tariff Provisions

     To the extent not inconsistent with the terms and conditions of this Agreement, the following provisions of Seller’s effective FERC Gas Tariff, and any revisions thereof that may be made effective hereafter are hereby made applicable to and a part hereof by reference:

     1. All of the provisions of Rate Schedule GSS or any effective superseding rate schedule or otherwise applicable rate schedule; and

     2. All of the provisions of the General Terms and Conditions, as they may be revised or superseded from time to time.

ARTICLE VII
Miscellaneous

     A. No change, modification or alteration of this Agreement shall be or become effective until executed in writing by the parties hereto; provided, however, that the parties do not intend that this Article VII.A. requires a further written agreement either prior to the making of any request or filing permitted under Article II hereof or prior to the effectiveness of such request or filing after Commission approval, provided further, however, that nothing in this Agreement shall be deemed to prejudice any position the parties may take as to whether the request, filing or revision permitted under Article II must be made under Section 7 or Section 4 of the Natural Gas Act.

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300161

     B. Any notice, request or demand provided for in this Agreement, or any notice which either party may desire to give the other, shall be in writing and sent to the following addresses:

Pipeline :	Dominion Transmission, Inc.
120 Tredegar Street
Richmond, VA 23219
Attention: Jeffrey Keister
Phone: (804) 819-2820
Fax: (804) 819-2062

Customer:	Washington Gas Light Company
6801 Industrial Road
Springfield, Virginia 22151
Attention: Tim Sherwood
Phone: (703) 750-5816
Fax: (703) 750-7945

or any such other address as either party shall designate by formal written notice.

     C. No presumption shall operate in favor of or against either party hereto as a result of any responsibility either party may have had for drafting this Agreement.

     D. The subject headings of the provisions of this Agreement are inserted for the purpose of convenient reference and are not intended to become a part of or to be considered in any interpretation of such provisions.

ARTICLE VIII
Prior Contracts

     To the extent not inconsistent with the terms and conditions of this Agreement, the provisions of the Precedent Agreement for Firm Transportation Service between Customer and Pipeline dated December 31, 2001, and as amended, shall survive; otherwise, the provisions of this Agreement shall govern.

GSS CONTRACT NO.
300161

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officials as of the day and year first above written.

Dominion Transmission, Inc.
(Pipeline)

By:	/s/ [ILLEGIBLE]

Its:	MANAGING, DIRECTOR

(Title)

Washington Gas Light Company
(Customer)

By:	/s/ Terry McCallister

Its:	President & COO

(Title)

GSS CONTRACT NO.
300161

EXHIBIT A

To The GSS Agreement
Dated November 26, 2003
Between Dominion Transmission, Inc.
And Washington Gas Light Company

A. Quantities

The quantities of natural gas storage service which Customer may utilize under this Agreement, as well as Customer’s applicable Billing Determinants, are as follows:

     1. Storage Capacity of 2,800,000 Dekatherms (Dt), and

     2. Storage Demand of 40,000 Dt per day.

B. Points of Receipt and Delivery

     1. The Point(s) of Receipt for Customer’s tender of storage injection quantities, and the maximum quantities and character of service for each point, shall be:

     The points of injection into Pipeline’s storage pools, provided that, these Point(s) of Receipt shall be Primary, as defined in Pipeline’s FERC Gas Tariff, only to the extent that Pipeline provides corresponding transportation to the points of injection into Pipeline’s storage pools under the FTNN Transportation Service Agreement between Pipeline and Customer.

     2. The Point(s) of Delivery for withdrawals from storage, and the maximum quantities and character of service for each point, shall be:

     The points of withdrawal from Pipeline’s storage pools, provided that, these Point(s) of Delivery shall be Primary, as defined in Pipeline’s FERC Gas Tariff, only to the extent that Pipeline provides corresponding transportation from the points of withdrawal from Pipeline’s storage pools under the FTNN Transportation Service Agreement between Pipeline and Customer.